UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2022

Invitation Homes Inc.

(Exact Name of Registrant as Specified in its charter)

Maryland	001-38004	90-0939055
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1717 Main Street, Suite 2000 Dallas, Texas 75201
(Address of principal executive offices, including zip code)

(972) 421-3600

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, $0.01 par value	INVH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On March 25, 2022, Invitation Homes Inc., a Maryland corporation (the “Company”), Invitation Homes Operating Partnership LP (the “Issuer”), a Delaware limited partnership and the principal operating subsidiary of the Company, Invitation Homes OP GP LLC, a Delaware limited liability company, the sole general partner of the Issuer and a wholly-owned subsidiary of the Company (the “General Partner”), and IH Merger Sub, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company (together with the Company and the General Partner, the “Guarantors”) entered into an underwriting agreement (the “Underwriting Agreement”) with BofA Securities, Inc., KeyBanc Capital Markets Inc. and PNC Capital Markets LLC, as representatives of the several underwriters named therein, with respect to the underwritten public offering of $600 million aggregate principal amount of the Issuer’s 4.150% Senior Notes due 2032 (the “Notes”), which will be fully and unconditionally guaranteed, jointly and severally, by the Guarantors. A copy of the Underwriting Agreement is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Notes will be issued pursuant to an indenture, dated as of August 6, 2021, by and among the Issuer, the Guarantors and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee (the “Trustee”), to be supplemented by a fourth supplemental indenture (the “Supplemental Indenture”), by and among the Issuer, the Guarantors and the Trustee, to be dated as of the closing date. The Supplemental Indenture will be filed with the Securities and Exchange Commission (the “Commission”) on a subsequent Current Report on Form 8-K.

The Notes are being offered pursuant to an effective shelf registration statement filed with the Commission on July 30, 2021 (Registration Nos. 333-258290, 333-258290-01, 333-258290-02 and 333-258290-03), a base prospectus, dated July 30, 2021, and a prospectus supplement, dated March 25, 2022, filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

The Issuer intends to use a portion of the net proceeds from the offering to repay all $204.6 million of the securitization-related mortgage loan labeled IH 2018-3, and the remaining net proceeds to repay a portion of the securitization-related mortgage loan labeled IH 2018-2 and for general corporate purposes, which may include, without limitation, working capital, repayment of indebtedness, acquisitions and renovations of single-family properties and for related activities in accordance with the Company’s business strategy.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of March 25, 2022, among the Issuer and the Guarantors, on the one hand, and BofA Securities, Inc., KeyBanc Capital Markets Inc. and PNC Capital Markets LLC, as representatives of the several underwriters named therein, on the other hand

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVITATION HOMES INC.

Date: March 30, 2022	By:	/s/ Mark A. Solls
Name: Mark A. Solls
Title: Executive Vice President, Chief Legal Officer and Secretary